EXHIBIT 10.64

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AE KEYES CORN PROCUREMENT AND WORKING CAPITAL AGREEMENT

THIS CORN PROCUREMENT AND WORKING CAPITAL AGREEMENT (“Agreement”) is made on this 9th day of March, 2011 by and between J.D. Heiskell Holdings, LLC, a California limited liability company doing business as J.D. Heiskell & Co (“HEISKELL”), and AE Advanced Fuels Keyes, Inc., a Delaware corporation ("AE KEYES").

W I T N E S S E T H:

WHEREAS, AE KEYES currently leases approximately 10 acres, more or less, of real property in Keyes, California (the “Ethanol Property”) on which is situated a 55 million gallon per year ethanol production facility (the “Ethanol  Plant”) which AE KEYES intends to operate in accordance with the terms and conditions of the Lease for the Ethanol Property and Ethanol Plant with Cilion, Inc., the Lessor (the “Lease”).

WHEREAS, to produce ethanol, AE KEYES will need to purchase corn for delivery by rail to the Ethanol Plant.  HEISKELL and AE KEYES will enter into an agreement with A.L Gilbert Company, a California Corporation (“Gilbert”) whereby AE KEYES and HEISKELL (collectively referred to therein as the "Producer") will be allowed to receive shuttle train loads of corn which will be off loaded by Gilbert into a dedicated [***] storage tank (the "Gilbert Facility") in accordance with UPRR shuttle train program standards (the “Keyes Corn Handling Agreement”).

WHEREAS, the parties desire to enter into the following agreements to set forth agreed upon terms and conditions: (a) this Agreement, including any Sales Contract (as defined below) entered into pursuant to this Agreement, (b) a Security Agreement, (the “Security Agreement”), pursuant to which, among other things, AE KEYES will grant a lien [***] in favor of HEISKELL; (c) Heiskell Purchasing Agreement (the “Heiskell Purchasing Agreement”) pursuant to which HEISKELL will agree to buy Ethanol, WDGS, and Syrup (as defined in the Purchasing Agreement) produced by AE KEYES (d) [***]; (e) Keyes Corn Handling Agreement (the "Handling Agreement") with Gilbert concerning the unloading and storage of corn at the Gilbert facility specified therein (the "Gilbert Facility"); and (f) Lender Consent and Agreement, dated as of the date hereof (the “Lender Consent”), among HEISKELL, AE KEYES, and the AE KEYES' Lenders under the respective AE KEYES credit facilities (the "Lenders") (the documents listed in clauses (a) through (f) above, as amended, restated and/or extended from time to time,  the “Related Agreements”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I
PURCHASE AND SALE TERMS AND PROCEDURES

1.1           Corn Supply and Procurement.   Subject to the exceptions set forth in this Agreement, HEISKELL agrees to supply AE KEYES and AE KEYES agrees to procure from HEISKELL all of AE KEYES’S requirements for whole yellow corn (“Corn”) for the Ethanol Plant, as further described in Section 1.10 below.  In no event will the aggregate amount of Corn required to be delivered to AE KEYES within any four (4) consecutive day period exceed [***].  AE KEYES agrees that all of its purchases are intended for use at its Ethanol Plant, and any Corn that becomes excess due to changes in operating conditions will be offered first to HEISKELL [***]

1.2           HEISKELL Offers.  HEISKELL agrees that each day the Chicago Board of Trade (CBOT) is in operation HEISKELL will have offers for sale of Corn [***] to be delivered to AE KEYES and that HEISKELL may make offers outside of the hours of operation of the CBOT. AE KEYES may accept offers as and when it determines in its sole discretion.  In accordance with National Grain and Feed Association Rules, an oral offer and acceptance will be converted to a written order and delivered to AE KEYES as agreed upon between HEISKELL and AE KEYES after AE KEYES’S oral acceptance of each offer. The offer price of Corn to AE KEYES will be based on the appropriate CBOT futures contract price, appropriate [***].

1.3           Alternate Sources.  The parties agree that AE KEYES may source Corn from other suppliers subject to the following conditions:

A.
Direct Sourced Rail Corn. AE KEYES, acting individually or as part of a strategic alliance, may source Corn directly from Corn growers or associations of Corn growers (“Direct Sourced Rail Corn”) from Union Pacific Railroad approved 100 car shuttle loading facilities.  If AE KEYES procures Direct Sourced Corn, AE KEYES shall notify HEISKELL of the volume of Direct Sourced Corn, which volume shall be reduced from the volume of Corn to be sourced by HEISKELL under this Agreement.  [***].  Heiskell will supply the railroad cars and the logistics needed to get the Direct Sourced Corn to the Gilbert Feed Mill Storage.

B.
Direct Sourced Truck Corn. AE KEYES, acting individually or as part of a strategic alliance, may source Corn directly from Corn growers or associations of Corn growers (“Direct Sourced Truck Corn”) from any local producer or seller of corn in California.   If  AE  KEYES  procures  Direct  Sourced  Truck  Corn,   AE

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

KEYES shall notify HEISKELL of the volume of Direct Sourced Truck Corn, which volume shall be reduced from the volume of Corn to be sourced by HEISKELL under this Agreement.  [***].  Further, the delivery, off loading and storage of such Corn shall be subject to mutual coordination of AE KEYES, HEISKELL and Gilbert and shall be handled in such a way as to not delay or interrupt operations at the Gilbert Facility.

C.
HEISKELL to Match Prices.   If AE KEYES is aware of Corn offered by a reliable supplier or at a FOB truck or rail point served by the UPRR and FOB price that equates to a lower delivered price to AE KEYES for the same amount of Corn and the same shipment period as otherwise offered by HEISKELL, then AE KEYES will advise HEISKELL of such offers.  [***]  Notwithstanding the foregoing and without regard to price, HEISKELL is not required to purchase any Corn that, when received by HEISKELL, would overburden the receiving, storage or other logistical capacity of the Gilbert Facility and/or the industry track serving its facility.

1.4           Ownership and Sales.  The parties agree that HEISKELL will own all inventory in AE KEYES’S Corn Bin and the Corn Day Tank (as each is defined in the Lease) and will deliver such inventory to AE KEYES on a daily basis on the following conditions:

A.
HEISKELL will [***] to the purchase price of all Corn purchased by AE KEYES on a daily basis for inventory shrinkage (at the point of origination) (“Shrink”). The amount of Shrink will be reflected on all invoices to AE KEYES.

B.	AE KEYES shall purchase and empty all inventory from the Corn Bin and the Corn Day Tank (each as defined in the Lease) at the Ethanol Plant at least once per quarter.

C.
HEISKELL and AE KEYES will reconcile the inventory (“True Up”) when the inventory is removed from the tank quarterly. [***] HEISKELL and AE KEYES agree to renegotiate the Shrink if it is consistently over or under.

D.	The inline corn scale between the Ethanol Plant and Corn Day Tank will be used for the True Up and will govern the weights used for the True Up.

E.	The purchase price for the Corn to be delivered each day must be established before the time of delivery to the Ethanol Plant.

F.	AE KEYES is ultimately responsible for all shrink associated with the handling of corn at the Gilbert Feed Mill Storage and the Corn Day Tank.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.5           HEISKELL Sale Contracts.  Oral agreements of sale will be recorded by HEISKELL and HEISKELL will promptly thereafter generate and deliver to AE KEYES a written agreement evidencing each individual sale of Corn to AE KEYES (“Sale Contract”).  The Sale Contract will govern the particulars of the sale [***] and shall constitute a binding obligation between HEISKELL and AE KEYES.  AE KEYES will sign and return each Sale Contract or immediately notify HEISKELL of any discrepancy between the Sale Contract and the terms of the sale to which AE KEYES orally agreed.  If AE KEYES fails to notify HEISKELL of such discrepancies [***], then such Sale Contract will be deemed final and binding notwithstanding AE KEYES’S failure or refusal to return the signed Sale Contract to HEISKELL. Amendments to Sale Contracts will be confirmed in writing in the same manner as herein provided for the initial sale transaction. Any disputes related to a Sale Contract will be resolved by reference to National Grain and Feed Association (“NGFA”) Trade Rules as then in effect. AE KEYES or HEISKELL may install telephone recording equipment to record all conversations as an additional measure to ensure accuracy. Sales Contracts shall be applied against usage on a FIFO basis for each specified delivery period, unless otherwise mutually agreed between AE KEYES and HEISKELL. A Sales Contract may be amended by mutual agreement of the parties. Further, if both parties mutually agree that a Sales Contract should be cancelled, then such Sales Contract shall be canceled at a mutually agreed price and the profit or loss resulting there from shall be applied to the next regular billing. AE KEYES shall not unreasonably delay or withhold agreement to a commercially reasonable cancellation price as proposed by HEISKELL.

1.6           Settlement Weights.  The in-line scale in the Ethanol Plant (located after the Corn Day Tank) will be used to determine the weights for the Corn purchased daily by AE KEYES and, pursuant to Section 1.4(D), will be used in conjunction with the origin rail weights to establish the final governing weight for the True Up to calculate Shrink.

1.7           Freight Adjustments.  If fuel surcharges are added to freight rate by the UPRR, then such charges shall be for the account of AE KEYES and the price shall be adjusted upward to reflect the actual freight rate applicable to the shipment.

1.8           NGFA Trade and Arbitration Rules.  All Sale Contracts will be deemed to incorporate by reference the Trade Rules of the NGFA as then in effect, whether or not such incorporation is expressly stated in the Sale Contract itself.  Disputes arising under Sale Contracts will be resolved by binding arbitration in accordance with the Arbitration Rules of the NGFA as then in effect, whether or not an arbitration agreement is expressly set forth in the disputed Sale Contracts.  The Trade Rules and Arbitration Rules will govern as herein provided whether or not either or both of the parties are active members of the NGFA.

1.9           Limitations of Sale Obligation.  Subject to the rights of the Lenders under the Lender Consent, nothing contained in this Agreement will be construed to require HEISKELL to offer or sell Corn to AE KEYES if i) such offer or sale is for delivery dates more than [***] after the date

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions of the offer or contract; ii) AE KEYES is in material violation of this Agreement; iii) AE KEYES is insolvent; iv) AE KEYES is unable to receive Corn at the Ethanol Plant and has not specified an alternative delivery location; v) AE KEYES would exceed its Credit Limit (as defined below).  For purposes of ii) above, “material violation of this Agreement” shall mean any monetary breach by AE KEYES and any other breach which has a material adverse effect on (a) the rights and obligations of HEISKELL under this Agreement or any Related Agreement, or (b) the ability of AE KEYES to perform its obligations hereunder and under the Related Agreements, including without limitation if the Lenders cause any of the AE KEYES credit facilities to be accelerated prior to such agreement’s stated maturity date or foreclose upon the Collateral (as defined in the Security Agreement).

1.10          Corn Quality.  Nothing contained in this Agreement will be construed to require HEISKELL to purchase, for its own account or for immediate resale to AE KEYES, Corn that is of inferior quality [***] except when such Corn can be received directly by AE KEYES at the Ethanol Plant. Corn purchased by HEISKELL for AE KEYES will be Number 2 as defined by the current industry standards for shuttle corn traded on the UPRR. All Corn supplied by HEISKELL pursuant to this Agreement shall be of a quality to permit the reasonable and efficient operation of the Ethanol Plant.  Direct Sourced Corn by AE KEYES must meet the quality standard of US Number 2 yellow corn.

1.11           Service Failures.  The parties specifically acknowledge that the price of Corn sold by HEISKELL to AE KEYES is based upon rail shipment by the UPRR under programs promulgated by the UPRR; however it is not the intention of this Agreement to make either party a guarantor of the performance or service of the UPRR.  Accordingly, if the UPRR for any reason fails in any material respect to provide rail service consistent with the expectations of the parties as represented by Sale Contracts, then both parties will make good faith efforts to replace the supply of Corn or to re-price the Corn so that each is restored as nearly as possible to the position the parties would have been in but for the UPRR service failure. [***].

1.12          Title To and Risk of Loss.  Title to and risk of loss of Corn shall remain with HEISKELL until such Corn is purchased by AE KEYES and delivered out of the Gilbert Facility and the Corn Day Bin (as each such term is defined in the Lease) into the Ethanol Plant through the inline scale. The inline scale between the ethanol plant and the Corn Day Tank will be the official point of ownership transfer.  AE KEYES may specify an alternative delivery point or offsite storage locations to facilitate Ethanol Plant maintenance, mitigate anticipated corn market disruptions, or for other commercially reasonable reasons which AE KEYES will report to HEISKELL. For deliveries to any other location than described above, AE KEYES agrees to pay the additional handling costs incurred by HEISKELL.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.13          Forward Contracts.  HEISKELL is hereby authorized, upon receipt of written direction by AE KEYES, to enter into forward contracts (“Forward Contracts”) regarding the Corn to be supplied hereunder.  AE KEYES shall be liable to HEISKELL for losses incurred in connection with such Forward Contracts as a result of early termination of this Agreement caused by AE KEYES’s default under this Agreement or the Related Agreements.

ARTICLE II
PURCHASE PRICE OF CORN AND HANDLING FEE

2.1           Purchase Price of Corn.  The purchase price of Corn shall include the agreed to price for Corn, including freight and transportation costs to the Ethanol Plant (“Purchase Price”).

2.2           Service Fee.  AE KEYES agrees to pay a Service fee for the procurement of Corn (“Service Fee”) by HEISKELL, which fee shall include all services related to delivering Corn to the Ethanol Plant, including but not limited to sourcing, logistics, scheduling, accounting, and transferring Corn from the Gilbert Facility, then to the Corn Day Tank, and then to the Ethanol Plant.   [***] per bushel and any additional amount due Gilbert above [***] Corn Handling Fee as defined in the Keyes Corn Handling Agreement. In no event shall the Service Fee be reduced due to a change in the gilbert Handling Fee. HEISKELL shall notify AE KEYES of each such increase by delivery of a written statement setting forth the Gilbert Handling Fee increase, if any, and the new Service Fee.  HEISKELL’s notice will be given on or before the effective date of the increase.

2.3           URPR Incentives.  AE KEYES shall earn an unload incentive (the “Unload Incentive”) equal to any unload incentive paid by the UPR to HEISKELL for the transactions contemplated by this Agreement.  This Unload Incentive will be credited weekly by HEISKELL to AE KEYES as it is earned. Both HEISKELL and AE KEYES agree and understand that Gilbert is responsible for the majority of the actions that could result in the Unload Incentive being paid or not paid by the UPRR.

[***]

The trip incentive as paid by the UPRR (the "Trip Incentive") for agreeing to operate a UPRR shuttle train will be negotiated independently as part of the cost of corn.  Heiskell and AE KEYES will negotiate in good faith a sharing with, or transfer to, AE KEYES that of the Trip Incentive concurrent with the pricing of the corn.

2.4           Separate Costs.  Except as otherwise expressly provided in this Agreement, HEISKELL and AE KEYES agree to be responsible for the cost of their own operations.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.6           The parties hereto intend to enter into an agreement with  Gilbert to unload and handle Corn for the parties.  Subject to receipt of payment from AE KEYES for the Service Fee and any express provisions to the contrary in this Agreement, [***] assumes the obligation to pay Gilbert the handling fee specified pursuant to the Corn Handling Agreement.

ARTICLE III
PAYMENT AND CREDIT TERMS

Section 3.1   Payment Terms for Corn.  AE KEYES agrees that the Purchase Price and Service Fee will be due [***]  Notwithstanding this general rule, in consideration of AE KEYES' entering into the Security Agreement, HEISKELL agrees that so long as its security interest in the Collateral (as defined in the Security Agreement) remains a valid First Priority Security Interest, HEISKELL shall permit payment of the Purchase Price and Service Fee to be payable and settled [***]following the applicable delivery.  This credit limit[***], plus the applicable Handling Fee (the “Credit Limit”) shall cease immediately if (a) the liens in favor of HEISKELL under the Security Agreement shall at any time cease to constitute First Priority Security Interest in the Collateral described therein, (b) the enforceability of the Security Agreement or the Lender Consent shall be repudiated in writing by AE KEYES or the Lenders or (c) any Event of Default (as defined below), or any event or condition which with the lapse of time, the giving of notice, or both, could constitute an Event of Default, shall occur hereunder, whereupon the Credit Limit shall, at HEISKELL's sole discretion and without notice, become [***].

Section 3.2    Credit Exposure Exceeding Credit Limit.  Notwithstanding anything contained in this Agreement, HEISKELL may but is not required to [***] by entering into additional or new Sale Contracts that would result in [***] to AE KEYES that is greater than [***].  The amount of any letter of credit which is reasonably acceptable to HEISKELL, and which is provided to HEISKELL for credit support will commensurately increase the AE KEYES Credit Limit.  The Credit Limit may be reviewed at any time after the initial start-up[***]  Upon receipt of [***], AE KEYES shall have the right to immediately terminate this Agreement upon written notice to HEISKELL and payment of all amounts due hereunder.  If credit exposure exceeds the Credit Limit, such fact will not operate as or be deemed to be either an increase in the Credit Limit or a waiver of HEISKELL’s rights hereunder.

Section 3.3   Financial Statements.  AE KEYES agrees to provide its annual audited financial statements to HEISKELL with [***] after the same are completed and distributed to AE KEYES’S lenders. In addition, AE KEYES may provide such other or more frequent financial information as it may desire in support of application for an increase in the Credit Limit or different payment terms.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE IV
INITIAL TERM, RENEWALS, AND TERMINATION

4.1 Term.  The initial term of this Agreement shall commence on the date that corn procured by HEISKELL is delivered to the Gilbert Facility and shall end on the next December 31st (“Initial term”). Each contract year shall begin on January 1st and end on the next succeeding December 31st. This agreement shall continue for the Initial Contract Year and for one (1) full contract year thereafter (the “renewal term”). [***]

A.	Termination for Convenience by AE KEYES. AE KEYES has the right to terminate this Agreement for convenience at any time by providing [***] written notice to HEISKELL by registered mail.

B.
Termination By HEISKELL at the End of the Initial Term.  HEISKELL may terminate this Agreement at the end of the Initial Term and thereafter by giving written notice by registered mail to AE KEYES of such termination as follows:

(1)	Notice of termination to be effective at the conclusion of the Initial Term shall be given [***] to the expiration of the Initial Term;

(2)	Notice of termination to be effective at the conclusion of a Renewal Term shall be given [***] to the expiration of a Renewal Term.

C.
Termination as a Result of Default.   In addition to the termination provisions provided above in this Section 4.1, this Agreement may be terminated, without payment of any penalty, upon the occurrence of any of the following (each, an “Event of Default”) as follows:

(1)
If a party defaults in the payment of any amount when due under this Agreement or any Related Agreement and such default continues for a period of [***] after written notice of such default has been given to the defaulting party by the other party; or

(2)
By either party, immediately without notice to the other party, if such other party shall have become bankrupt or insolvent, or entered into a composition with its creditors, or had a receiver appointed for its assets, or become the subject of any winding up of its business or any judicial proceeding relating to or arising out of its financial condition; or

(3)	By either party, immediately upon notice to the other party, if such other party commits an act of fraud or theft with regarding to the performance of its obligations under this Agreement; or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(4)
By either party if the other party shall be in material breach of any of its other obligations under this Agreement or any Related Agreement and shall have failed to cure such breach within [***] after receiving written notice from the other party of the existence of such breach.

D.
Effect of Termination on Related Agreements.  With the exception of the Lease, the Lender Consent, and the Security Agreement, which shall terminate in accordance with the terms respectively provided therein, all other Related Agreements shall automatically terminate upon any termination of this Agreement by HEISKELL under Section 4.1(C) and payment of all amounts due thereunder.

ARTICLE V
TRANSFER OF TITLE AND DETERMINATION OF FEES

5.1           Payment and Determination of Corn Cost and Handling Fee.  The amount of bushels transferred and invoiced to AE KEYES shall be based on the reading from the in line scale installed on the Ethanol Property. Title to the Corn shall pass to AE KEYES at the point of the in-line scale. AE KEYES shall maintain a properly certified scale to accurately weigh incoming Corn from the dedicated Corn tanks. The scale shall be tested and calibrated quarterly by AE KEYES at AE KEYES's cost [***]. If the scale is turned off or nonoperational for any reason, then the hourly Corn usage shall be calculated at the maximum [***] usage rate that was recorded during the previous [***] period unless both parties mutually agree to a different method of calculation.

 HEISKELL will obtain electronic readings of the corn crossing the in line scale on a daily basis  (or as determined above if the scale is turned off or nonoperational for any reason) and will provide AE KEYES each business day an invoice for delivered Corn on the previous day, including any unbilled period, such as weekends or holidays.

5.2            Payment and Determination of Ethanol.  The amount of Ethanol transferred from AE KEYES to HEISKELL shall be based on the reading from the in line meter [***] on the Ethanol Property. Title to the Ethanol shall pass to HEIKSELL at the point of the in-line meter. AE KEYES shall maintain a properly certified meter to accurately account for outgoing ethanol from the Ethanol Plant.  The meter shall be tested and calibrated quarterly by AE KEYES at AE KEYES's cost [***]. If the meter is turned off or nonoperational for any reason, then the hourly Ethanol delivery shall be calculated at the minimum hourly delivery rate that was recorded during the previous [***] period unless both parties mutually agree to a different method of calculation.

5.3           Payment and Determination of WDGS and Syrup.   The amount of WDGS and Syrup transferred and invoiced to HEIKSELL shall be based on the reading from the Truck Scale installed on the Ethanol Property. Title to the WDGS and Syrup shall pass to HEISKELL [***]. AE KEYES shall maintain a properly certified Truck Scale to accurately weigh outgoing WDGS and Syrup from the Ethanol Plant.  The scale shall be tested and calibrated quarterly by AE KEYES at AE KEYES's [***]. If the scale is turned off or nonoperational for any reason, then the daily WDGS and Syrup delivery shall be calculated at the minimum daily shipment rate that was recorded during the previous [***] period unless both parties mutually agree to a different method of calculation.
5.4            Net Settlement Procedures.  HEISKELL and AE KEYES each will have obligations to the other resulting from (i) the sale of Corn by HEISKELL to AE KEYES and the handling services of Heiskell and other obligations of AE KEYES under this Agreement, and (ii) payment obligations under the Purchasing Agreement, including without limitation obligations related to the purchase of Ethanol, WDGS and Syrup, handling and marketing services, performance guarantees from customers and the provision of consulting services.  The parties agree that, subject to the Credit Limit set forth in Section 3.1 below, all such amounts shall be subject to daily net settlement procedures whereby all amounts owing under such contracts from one party to the other will be calculated and the party with a negative balance based on such settlement calculation will pay the net settlement amount due to the other party in immediately available funds on the next business day, provided such net settlement amount is [***].  Amounts [***] will be retained as a payable for calculating the net settlement amount on the next business day.  [***] shall be responsible for calculating the net settlement amount for each business day and forwarding a copy of the net settlement statement to [***] electronically at the AE KEYES notice address shown in this Agreement.  If AE KEYES does not object to the net settlement statement [***], such net settlement statement will be deemed conclusive between the parties absent manifest error.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE VI
INSURANCE

6.1	Insurance. Throughout the Term, HEISKELL and AE KEYES each agree:

A.	To procure and maintain for the benefit of themselves and the other party property and casualty insurance of the Ethanol Plant;

B.
To procure and maintain for the benefit of themselves and the other party comprehensive commercial general liability insurance on an “occurrence basis” and contractual liability coverage with limits of [***] per occurrence, including, products liability coverage for products manufactured by HEISKELL and AE KEYES.

C.	To procure and maintain for the benefit of themselves and the other party vehicle liability insurance on an “occurrence basis” with limits of [***] per occurrence; and

D.	To procure and maintain, for the benefit of themselves, workers compensation coverage that complies with all applicable requirements of California laws and regulations.

E.
Any liability insurance and workers compensation insurance maintained pursuant hereto will contain a blanket waiver of subrogation with respect to third parties.  In the event such blanket waiver of subrogation is eliminated from any insurance coverage, the responsible party agrees to use its best efforts to procure a waiver of subrogation with respect to claims against the other party arising out of the relationship between HEISKELL and AE KEYES created pursuant to this Agreement.

F.
Each party agrees to provide to the other party certificates of insurance evidencing the required coverage, fully paid in full force and effect.  Each party agrees to name the other party as an additional insured on all insurance required by this Agreement, except Workers Compensation.  The certificates of insurance to be provided by each party will provide that the insurance cannot be terminated without [***] days prior written notice to the other party.

G.
All insurance required by this Agreement will be effected under valid and enforceable policies, in such forms and amounts as may from time to time be issued by insurers which are authorized to transact business in the State of California and that are reasonably acceptable to the parties.  Upon the execution of this Agreement and thereafter not less than fifteen days prior to the expiration date of each policy furnished pursuant to this Agreement, each party will deliver to the other party the original of each policy required to be furnished pursuant to this Agreement (or, with the consent of the other party, in the case of comprehensive general liability insurance, a certificate of the insurer reasonably satisfactory to such other party) bearing a notation evidencing the payment of the premium or accompanied by other evidence of payment reasonably satisfactory to the other party.

H.
Each such policy or certificate therefore issued by the insurer will contain an agreement by the insurer that such policy will not be canceled [***] prior written notice by registered mail to all named insureds.

I.	Each party will observe and comply with the requirements of all policies of public liability, fire and other policies of insurance insuring their respective facilities.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE VII
INDEMNIFICATION

7.1           Indemnification By HEISKELL.  HEISKELL agrees to defend, hold harmless and indemnify AE KEYES from any and all loss or damage, costs and expenses, including reasonable legal fees, incurred by AE KEYES from any claim or action asserted against, made or filed against AE KEYES claiming loss or injury of any nature whatsoever, resulting from HEISKELL's gross negligence or willful misconduct in HEISKELL's performance, or from HEISKELL's breach, of its obligations under this Agreement or the Related Agreements, subject to the provisions of Section 9 below.  The foregoing indemnification obligation shall survive any termination of this Agreement.

7.2           AE KEYES agrees to defend, hold harmless and indemnify HEISKELL from any and all loss or damage, costs and expenses, including reasonable legal fees, incurred by HEISKELL from any claim or action asserted against, made or filed against HEISKELL claiming loss or injury of any nature whatsoever, resulting from AE KEYES'  negligence or willful misconduct in AE KEYES' performance, or from AE KEYES' breach, of its obligations under, this Agreement or the Related Agreements, subject to the provisions of Section 9 below.  The foregoing indemnification obligation shall survive any termination of this Agreement.

ARTICLE VIII
NOTICES

8.1           Notices.  All notices required or permitted hereunder (with the exception of normal operational communications which will occur in any commercially reasonable manner) will be in writing and addressed to the recipient at the address set forth at the end of this Agreement.  Either party may change such address by providing the other with notice of such change in accordance with this Section.  All notices will be deemed given when delivered in person, transmitted by facsimile with confirmation of receipt, or delivered by a recognized national, overnight courier service with signed acknowledgement of receipt.

ARTICLE IX
MISCELLANEOUS

9.1           Representations and Warranties.  Each party represents and warrants to the other party that i) it is duly formed and in good standing in its state of formation; ii) it is qualified to do business in the State of California; iii) it has full power and authority to enter into, and to perform, this Agreement; iv) all necessary corporate action has been taken by the representing party to authorize the execution, delivery and performance of this Agreement; and v) the execution, delivery and performance of this Agreement by such representing party do not violate, or constitute a breach of any governmental requirement or any material indenture, contract or other instrument to which to representing party is a party or by which the representing party or its assets are bound or to which its business is subject.  Upon execution and delivery, this Agreement will constitute the legal and binding agreement of the representing party enforceable against such representing party in accordance with its terms.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.2           Successors and Assigns.  This Agreement shall be binding upon and will inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns, and wherever a reference in this Agreement is made to either of the parties hereto such reference will be deemed to include, if applicable, also a reference to the legal representatives, successors and permitted assigns of such party, as if in every case so expressed.

9.3           Attorneys’ Fees.  Should either party hereto institute any action or proceeding in court to enforce any provisions hereof or for damages by reason of any alleged breach of any provision of this Agreement, the prevailing party will be entitled to receive from the losing party such amount as the court may adjudge to be reasonable attorneys’ fees for the services rendered to the prevailing party in such action or proceeding.

9.4           Independent Contractors.  This Agreement is not intended to be, nor will it be construed, by implication or otherwise, as an agreement to establish a partnership, a corporation, a joint venture or any other business organization.  Neither party will act or present itself, directly or indirectly, as an agent of the other party or in any manner assume or create any obligation on behalf of, or in the name of, such other party.

9.5           No Waiver.  The failure of a party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Agreement will not be deemed a waiver by such party of its rights to such redress for a prior, concurrent or subsequent violation of the same or any other covenant or condition of this Agreement.  Any waiver of any right or remedy must be in writing and signed by the party against which enforcement is sought.

9.6           Headings.  The headings used in this Agreement i) are for convenience only, ii) are not to affect the construction hereof, and iii) are not to be taken into consideration in the interpretation hereof.

9.7           Governing Law.  This Agreement will be construed and enforced in accordance with the laws of the State of California.

9.8           Counterparts.  This Agreement may be executed in two, each of which will be deemed an original but all of which together will constitute one and the same agreement.

9.9           Force Majeure.  Neither party shall be liable to the other for its failure to perform its obligations hereunder (other than a monetary obligation) when such failure shall be due to the failure of processing equipment, fires, floods, storms, weather conditions, strikes, lock outs, other industrial disturbance, riots, legal interference, governmental action or regulation, acts of terrorism, acts of God or public enemy, or limitation by enumeration, any other cause beyond such party's reasonable control; provided such party shall promptly and diligently take such action as may be necessary and practicable under the then existing circumstances to remove the cause of failure and resume performance of such obligations.  The party seeking to invoke this provision shall provide notice within 48 hours or such other time as is reasonable under the circumstances.  The party shall further notify the other party as to the time when the force majeure condition is no longer in effect.

ARTICLE XI
RELEASE REGARDING INVENTORY

10.1 AE KEYES will cause the Lenders to execute and deliver the Lender Consent, in form and substance acceptable to HEISKELL.  HEISKELL shall have no obligation under this Agreement or the Related Agreements (a) until the Lender Consent has been executed, delivered to HEISKELL and is in effect, or (b) at any time that the Lender Consent is not in full force and effect.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

AE ADVANCED FUELS KEYES, INC.	J.D. HEISKELL HOLDINGS, LLC

By: /s/ Eric A. McAfee	By: /s/ Robert Hodgen
Name: Eric A. McAfee	Name: Robert Hodgen
Title: CEO	Title: VP – California Business Group

NOTICE ADDRESSES:	NOTICES ADDRESSES:

20400 Stevens Creek Blvd., Suite 700	116 W. Cedar Avenue
Cupertino, CA 95014	Tulare, CA 93274
Phone:	Phone:
Facsimile:	Facsimile:
Email:	Email: tregan@heiskell.com
Attention:	Attention: Chief Financial Officer